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                                  EXHIBIT 10.15


                            AKAMAI TECHNOLOGIES, INC.

                 Incentive Stock Option Agreement Granted Under
        SECOND AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN, AS AMENDED

1.       GRANT OF OPTION.

         This Incentive Stock Option Agreement (this "Agreement") evidences the grant by Akamai Technologies, Inc., a Delaware corporation (the "Company"), on July 12, 2002 (the "Grant Date") to George H. Conrades, an employee of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein, in the Company's Second Amended and Restated 1998 Stock Incentive Plan, as amended (the "Plan") and in that certain Employment Agreement, of even date herewith, by and between Mr. Conrades and the Company (the "Employment Agreement"), a total of 750,000 shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock") at $1.26 per Share. Unless earlier terminated, this option shall expire on July 12, 2012 (the "Final Exercise Date").

         It is intended that the option evidenced by this agreement shall, to the extent it so qualifies, be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated there under (the "Code"). Under the terms of the Code, all or a portion of this option may not qualify as an incentive stock option. Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.       VESTING SCHEDULE.

         (a) GENERAL. Subject to the terms and conditions set forth in this Agreement, including the accelerated vesting provisions set forth in Sections 2(b) and (c) below, this option will become fully exercisable ("vest") on the third anniversary of the Grant Date.

         (b) ACCELERATED VESTING UPON CERTAIN CORPORATE MILESTONES. This option, as to the number of shares set forth below, shall become vested, as follows:

         (i) as to 250,000 shares, on the last day of the first calendar quarter ending on or before December 31, 2003 that the Company has Revenue (as defined below) of at least $50,000,000 and a Gross Profit Percentage (as defined below) of at least sixty-five percent (the "First Milestone"); and

         (ii) on the last day of each successive calendar quarter after the calendar quarter in which the First Milestone is achieved:

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                  (A) if there have been no Missed Quarters (as defined below), as to the lesser of 250,000 or any unvested shares, if Revenue for such calendar quarter is greater than $50,000,000 and Gross Profit Percentage for such calendar quarter is at least sixty-five percent; or

                  (B) if there has been a Missed Quarter, as to the lesser of 200,000 or any unvested shares, if Revenue for such calendar quarter is greater than $50,000,000 and Gross Profit Percentage for such calendar quarter is at least sixty-five percent.

         Notwithstanding the foregoing, upon a Change in Control Event (as defined in the Plan), the provisions of this Section 2(b) shall not apply.

         (c) ACCELERATED VESTING UPON A CHANGE IN CONTROL EVENT. If within twelve months following a Change in Control Event, Mr. Conrades terminates his employment for Good Reason (as defined below) or if Mr. Conrades is terminated for any reason other than Cause (as defined below), the remaining number of unvested shares of the original Shares shall vest as though one-third of such unvested shares had vested on each anniversary of the Grant Date.

         (d) CUMULATIVE. The right of exercise in Sections 2(b) and (c) hereof shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under
Section 3 hereof or the Plan.

         (e)      DEFINITIONS.

         (i) Cause shall mean willful misconduct by the Participant or willful failure by the Participant to perform his responsibilities to the Company (including, without limitation, breach by the Participant of any provision of the Employment Agreement, that certain Invention and Non-Disclosure Agreement, dated March 26, 1999, by and between the Company and the Participant (the "Invention Agreement"), that certain Non-Competetion and Non-Solicitation Agreement, dated March 26, 1999, by and between the Company and the Participant (the "Non-Competition Agreement"), or any other employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Board of Directors of the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.

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         (ii) Good Reason shall mean the occurrence, without the Participant's written consent, of any of the events or circumstances set forth in clauses (A) through (E) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason if, prior to the date of termination specified in the notice of termination given by the Participant in respect thereof, such event or circumstance has been fully corrected and the Participant has been reasonably compensated for any losses or damages resulting there from.

                  (A) the assignment to the Participant of duties inconsistent in any material respect with the Participant's position (including status, offices, titles and reporting requirements), authority or responsibilities as set forth in the Employment Agreement, or any other action or omission by the Company which results in a material diminution in such position, authority or responsibilities, other than an assignment to the Participant of duties or a diminution in his position, authority or responsibilities, with respect to a change in his position from Chief Executive Officer and Chairman of the Board of Directors to the position of Chairman of the Company and Chairman of the Board of Directors;

                  (B) a reduction in the Participant's annual base salary as in effect on the Grant Date or as the same was or may be increased thereafter from time to time, other than in the case of reductions in salary or bonus eligibility with respect to similarly situated employees of the Company generally;

                  (C) the failure by the Company to (1) continue in effect any material compensation or benefit plan or program (including without limitation any life insurance, medical, health and accident or disability plan and any vacation or automobile program or policy) (a "Benefit Plan") in which the Participant participates or which is applicable to the Participant immediately prior to the Grant Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan or cash compensation) has been made with respect to such plan or program, (2) continue the Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Participant's participation relative to other participants, than the basis existing immediately prior to the Grant Date or (3) award cash bonuses to the Participant in amounts and in a manner substantially consistent with past practice in light of the Company's financial performance; other than in the cases of
                  (1), (2) or (3) above of such failures by the Company that apply to similarly situated employees of the Company generally;

                  (D) a change by the Company in the location at which the Participant performs his principal duties for the Company to a new location that is

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                  both (i) outside a radius of 35 miles from the Participant's principal residence immediately prior to the Grant Date and
                  (ii) more than 20 miles from the location at which the Participant performed his principal duties for the Company immediately prior to the Grant Date; and

                  (E) any material breach by the Company of this Agreement or the Employment Agreement.

         (iv) Gross Profit Percentage means the fraction, expressed as a percentage, the numerator of which is the gross profit of the Company for the applicable period as reported in the Company's condensed consolidated financial statements as filed with the Securities and Exchange Commission in the Company's applicable Form 10-K or Form 10-Q (the "Financial Statements") and the denominator of which is the total revenue of the Company for the applicable period as reported in the Financial Statements.

         (v) Missed Quarter shall mean any calendar quarter occurring after the First Milestone is achieved in which Revenue for such calendar quarter is less than $50,000,000 or the Gross Profit Percentage for such calendar quarter is less than sixty-five percent.

         (vi) Revenue shall mean revenue, including, but not limited to, one-time streaming and EdgeSuite event revenue and revenue derived from already signed relationships ongoing as of the date hereof with Akamai Technologies Japan KK and Sockeye Networks Inc.: (A) derived from products and services related to contracts that exceed 12 months in original term and that has the potential to recur indefinitely; or (B) from software licenses that are sold on a perpetual or term basis and maintenance on such licenses that is recurring in nature. Notwithstanding the foregoing, the definition of revenue shall not include: (A) strategic revenue booked from new barter deals or one-time special deals; or (B) revenue to be booked from possible new affiliated deals, not outstanding on the date hereof. All revenue associated with products or services sold on a recurring basis, including bursting, is reflected as recurring revenue for external reporting purposes.

3.       EXERCISE OF OPTION.

         (a) FORM OF EXERCISE. In order to exercise this option, the Participant shall notify the Company's third-party stock option plan administrator, Charles Schwab & Co., or any successor appointed by the Company (the "Plan Administrator"), of the Participant's intent to exercise this option, and shall follow the procedures established by the Plan Administrator for exercising stock options under the Plan and provide payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

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         (b) CONTINUOUS RELATIONSHIP WITH THE COMPANY REQUIRED. Except as
otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

         (c) TERMINATION OF RELATIONSHIP WITH THE COMPANY. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), provided THAT (i) this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation, and (ii) to the extent that the option or any portion thereof is exercised at any time later than three months after the date that the Participant ceases to be an employee of the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code, the option shall be a non-qualified stock option. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the provisions of the Invention Agreement, the Non-Competition Agreement, or the non-competition or confidentiality provisions of any other employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

         (d) EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant by the Participant, PROVIDED THAT (i) this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, (ii) this option shall not be exercisable after the Final Exercise Date, and (iii) to the extent that the option or any portion thereof is exercised at any time later than one year after the Participant's termination as an employee of the Company or any parent or subsidiary of the Company (as defined in Section 424(e) or (f) of the Code) by reason of his or her disability (as defined in Section 22(e)(3) of the Code), the option shall be a non-qualified stock option.

         (e) DISCHARGE FOR CAUSE. If the Participant, prior to the Final Exercise Date, is discharged by the Company for Cause, the right to exercise this option shall terminate immediately upon the effective date of such discharge.

4.       WITHHOLDING.

         No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for

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payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.       NONTRANSFERABILITY OF OPTION.

         This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.       DISQUALIFYING DISPOSITION.

         If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date (or, in the case of Shares acquired upon exercise of an additional grant, the date of any such addendum) or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

7.       ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

         At any time in which an adjustment pursuant to the provisions of
Section 8(a) of the Plan is made to the Shares set forth in Section 1 hereof, a similar adjustment shall be made to the shares set forth in Section 2(b) hereof.

8.       PROVISIONS OF THE PLAN.

         This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.


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                  IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

                                              AKAMAI TECHNOLOGIES, INC.


Dated:  July 12, 2002                         /s/ Paul Sagan
                                              ----------------------------------
                                              Signature
                                              Paul Sagan
                                              President


                           PARTICIPANT'S ACCEPTANCE

         The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's Second Amended and Restated 1998 Stock Incentive Plan, as amended.

                                              PARTICIPANT:


                                              /s/ George Conrades
                                              ----------------------------------
                                              Signature
                                              Name:  George H. Conrades

                                              Address:

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